                                                                   Exhibit 10.22

                        SEPARATION AND RELEASE AGREEMENT
                        --------------------------------

     This Separation and Release Agreement (the "Agreement"), dated this 26th day of November, 2001, by and between Stephen P. Hindle ("Hindle") and Open Plan Systems, Inc., a Virginia corporation (the "Company") provides:

     1.   Termination of Employment; Separation Benefits.
          ----------------------------------------------

     Hindle's employment terminated effective November 26, 2001 ("Termination Date") pursuant to Hindle's voluntary resignation. In consideration of Hindle's acceptance of this Agreement, the Company shall pay to Hindle a gross sum equivalent to four (4) months' salary continuation at Employee's last regular rate of pay. This sum shall be paid to Employee in regular installments over a four-month period, each coinciding with the Company's regularly scheduled pay days and commencing with the first pay day following the Effective Date of this Agreement (as hereinafter defined). Hindle hereby agrees that the Company will deduct from such payment all withholding taxes and other payroll deductions that the Company is required by law to make from wage payments to employees. Hindle hereby further agrees that the payments and performances described in this Agreement are all that Hindle shall be entitled to receive from the Company except for vested qualified retirement benefits, if any, to which Hindle may be entitled under the Company's ERISA plans.

     2.   No Obligation to Make Payment under Normal Policies.
          ---------------------------------------------------

     Hindle hereby agrees and acknowledges that the benefits set forth in the first Paragraph of this Agreement are more than the Company is required to do under its normal policies and procedures and that they are in addition to anything of value to which Hindle already is entitled.

     3.   Complete Release.
          ----------------

     Hindle hereby knowingly and voluntarily releases and forever discharges the Company, any related companies, and the former and current employees, officers, agents, directors, shareholders, investors, attorneys, affiliates, successors and assigns of any of them (the "Released Parties") from all liabilities, claims, demands, rights of action or causes of action Hindle had, has or may have against any of the Released Parties, including but not limited to any claims or demands based upon or relating to Hindle's employment with the Company or the termination of that employment. This includes but is not limited to a release of any rights or claims Hindle may have under Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Age Discrimination in Employment Act of 1967, which prohibits age discrimination in employment; the Americans with Disabilities Act, which prohibits discrimination against otherwise qualified disabled individuals; the Virginia Human Rights Act, which is a state statute prohibiting, among other things, employment discrimination; or any other federal, state or local laws or regulations prohibiting employment discrimination. This also includes but is not limited to a release by Hindle of any claims for wrongful discharge, breach of contract, or any other statutory, common law, tort or contract claim that Hindle had, has or may have against any of the Released Parties. This release covers both claims that Hindle knows about and those Hindle may not know about.

     This release does not include, however, a release of Hindle's right, if any, to payment of vested qualified retirement benefits under the Company's ERISA plans and the right to continuation in Company medical plans as provided by COBRA.

     4.   No Future Lawsuits.
          ------------------

     Hindle promises never to file a lawsuit asserting any claims that are released in Paragraph 3. Hindle further agrees that, in the event he breaches this Paragraph 4, he shall pay to the Company all of its expenses incurred as a result of such breach, including but not limited to, reasonable attorney's fees and expenses.

     5.   Disclaimer of Liability.
          -----------------------

     This Agreement and the payments and performances hereunder are made solely to assist Hindle in making the transition from employment with the Company, and are not and shall not be construed to be an admission of liability, an admission of the truth of any fact, or a declaration against interest on the part of the Company.

     6.   Confidential Information/Non-Solicitation
          -----------------------------------------

     A. Hindle covenants and agrees that he shall not use, divulge, publish or disclose to any person or organization, confidential information obtained by Hindle during the course of Hindle's employment or related to Hindle's cessation of employment ("Confidential Information"). The Confidential Information consists of the following: (a) the existence and terms of this Agreement itself;
(b) personal, financial, private or sensitive information concerning the Company's executives, employees, customers and suppliers; (c) information concerning the Company's sources of business contacts, business records, customer lists or other client information, business documents and forms, customer contracts, pricing and customer service requirements; (d) information concerning the Company's formulas, designs, methods of business, trade secrets, technology, business operations, business records and files; and (e) any other non-public information which, if used, divulged, published or disclosed by Hindle, would be reasonably likely to provide a competitive advantage to a competitor or to cause any of the Company's executives or employees embarrassment. Hindle further agrees to return immediately to the Company all of the Company's property, if any, in Hindle's possession or under Hindle's control. Notwithstanding the restrictions contained in this Subsection A, Hindle shall be permitted to make necessary disclosures to members of his immediate family or his attorneys and advisors concerning the terms of this Agreement.

     B. For a period of two (2) years from and after the date upon which Hindle's employment with the Company ceases, Hindle covenants and agrees that he will not directly or indirectly, for himself or for the benefit of another:

          (i) solicit any person or entity who, during the twelve month period immediately preceding the date upon which Hindle's employment with the Company ceased, paid or engaged the Company for products or services of any type or who received the benefit of the Company's services ("Customer") to withdraw, curtail or cancel his business with the Company;

          (ii) do any other act which may result in the impairment of the relationship between any Customer or supplier and the Company;

          (iii) agree to perform or perform services of any type that the Company can render for any Customer; or

          (iv) induce or influence, or attempt to induce or influence, any person who is an employee, agent, independent contractor, partner, officer or director of the Company to terminate his or her relationship with the Company for the purpose of obtaining employment or otherwise contracting with Hindle or a competitor of the Company.

     B. The parties hereto agree that given the nature of the positions held by Hindle with the Company, the covenants and restrictions set forth in Subsections A and B above are reasonable and necessary for the protection of the significant investment of the Company in developing, maintaining and expanding its business. Accordingly, the parties hereto agree that in the event of any breach by Hindle of any of the provisions of Subsections A or B that monetary damages alone will not adequately compensate the Company for its losses and therefore it is entitled to injunctive relief. In addition, the Company is entitled to recover from Hindle all damages, including actual and consequential damages, costs and expenses, including legal costs and actual attorney's fees, incurred by it as a result of such breach.

     7.   Claim for Reinstatement.
          -----------------------

     Hindle agrees to waive and abandon any claim to reinstatement with the Company. Hindle further agrees not to apply for any position of employment with the Company and agrees that this Agreement shall be sufficient justification for rejecting any such application.

     8.   Statements Regarding Company and/or Employment.
          ----------------------------------------------

     Hindle agrees not to do or say anything that reasonably may be expected to have the effect of criticizing or disparaging the Company, any director of the Company, any of the Company's employees, officers or agents, or diminishing or impairing the goodwill and reputation of the Company or the products and services it provides.
Hindle further agrees not to assert that any current or former employee, agent, director or officer of the Company has acted improperly or unlawfully with respect to Hindle or any other person regarding employment.

     9.   Other Promises.
          --------------

     A. Hindle agrees that, unless compelled by law, Hindle shall not, directly or indirectly, assist any person or entity in connection with any potential or actual litigation against the Company or any other of the Released Parties described in Paragraph 3 hereof.

     B. Hindle agrees that: (i) he shall not solicit Company proxies, or participate in an election contest for Company directors or assist, counsel or communicate with any other person in connection with any such proxy solicitation or proxy contest; (ii) he shall not deposit Company voting shares in a voting trust or subject Company shares to a voting agreement; (iii) he shall not initiate or solicit shareholder proposals, and he shall not participate in, assist, or support any effort to do so; and (iv) he shall not take, participate in, or support any action to acquire or affect control of Company or to encourage or assist any other person or entity to do so. However, nothing in this Paragraph shall prohibit Hindle from voting or selling any Company shares that he owns on the date hereof.

     10.  Non-Release of Future Claims.
          ----------------------------

     This Agreement does not waive or release any rights or claims that Hindle may have under the Age Discrimination in Employment Act or other law which arise after the date that Hindle signs this Agreement.

     11.  Period for Review and Consideration of Agreement.
          ------------------------------------------------

     Hindle understands that Hindle has been given a period of twenty-one (21) days to review and consider this Agreement before signing it. Hindle further understands that Hindle may use as much of this 21-day period as Hindle wishes prior to signing.

     12.  Encouragement to Consult with Attorney.
          --------------------------------------

     Hindle is encouraged to consult with an attorney before signing this Agreement. Hindle represents that he has, in fact, done so.

     13.  Hindle's Right to Revoke Agreement.
          ----------------------------------

     Hindle may revoke this Agreement within seven (7) days of Hindle's signing it. Revocation can be made by delivering a written notice of revocation to Robert E. Spicer, Jr. at Williams, Mullen, Clark & Dobbins, 1021 East Cary Street, P.O. Box 1320, Richmond, Virginia 23218. For this revocation to be effective, written notice must be received by Mr. Spicer no later than the close of business on the seventh day after Hindle signs this Agreement. If Hindle has not revoked the Agreement, the eighth (8/th/) day after Hindle signs this Agreement shall be the Effective Date for purposes of this Agreement.

     14.  Acknowledgment.
          --------------

     Hindle acknowledges that he has signed this Agreement freely and voluntarily without duress of any kind.

     15.  Entire Agreement.
          ----------------

     This Agreement contains the entire understanding of Hindle and the Company concerning the subjects it covers and it supersedes all prior understandings and representations. The

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Company has made no promises to Hindle other than those set forth herein. This
Agreement may not be modified or supplemented except by a subsequent written agreement signed by all parties.

     16.  Successorship.
          -------------

     It is the intention of the parties that the provisions hereof be binding upon the parties, their employees, affiliates, agents, heirs, successors and assigns forever.

     17.  Governing Law.
          -------------

     This Agreement shall be governed by the laws of the Commonwealth of Virginia.

     HINDLE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND IS VOLUNTARILY ENTERING INTO IT. PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


         12-17-01                                 /s/ Stephen P. Hindle
---------------------------                 ------------------------------------
Date                                           Stephen P. Hindle


COMMONWEALTH OF VIRGINIA

City/County of Chesterfield, to-wit:
               ------------

Subscribed and sworn to me this 17 day of December, 2001, by Stephen P. Hindle.
                                --        --------


                                                        /s/ Carrie R. Sizemore
                                            ------------------------------------
                                                        Notary Public

My commission expires:   8/31/2003
                       -------------------------


                                                 OPEN PLAN SYSTEMS, INC.


         12/17/01                                By:   /s/ Thomas M. Mishoe Jr.
---------------------------                           --------------------------
Date

                                                 Its:  President & CEO
                                                      --------------------------

 COMMONWEALTH OF VIRGINIA

City/County of Henrico, to-wit:
               -------

Subscribed and sworn to me this 17/th/ day of Sept., 2001, by Thomas Mishoe.
                                ------        -----           -------------

                                                       /s/ Debra Vaughton
                                            ------------------------------------
                                                        Notary Public

My commission expires:  12/31/2001
                       -------------------------